UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2024
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)
9.500% Senior Notes due 2029	MITN	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

AG Mortgage Investment Trust, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide pro forma financial information regarding the WMC Acquisition (as defined below) for the year ended December 31, 2023, in connection with the Company's filing of a new Registration Statement on Form S-3 (the “New Registration Statement”) on the date hereof. The New Registration Statement is being filed in connection with the upcoming expiration of the Company’s currently effective Registration Statement on Form S-3 (File No. 333-255931). As previously disclosed, on December 6, 2023, the Company completed its acquisition of Western Asset Mortgage Capital Corporation (the “WMC Acquisition”).

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company with respect to the WMC Acquisition is filed as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined financial information of AG Mortgage Investment Trust, Inc. for the year ended December 31, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2024	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ JENNY B. NESLIN
Name: Jenny B. Neslin
Title: General Counsel and Secretary